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                                                                  EXHIBIT 10(cc)


                              CLEVELAND-CLIFFS INC
                     NONEMPLOYEE DIRECTORS RETIREMENT PLAN
                                  JULY 1, 1995
                             (SUMMARY DESCRIPTION)





         Directors joining the Board of Directors of Cleveland-Cliffs Inc ("Company") after June 30, 1995 will receive in cash a quarterly retirement amount equal to 50 percent of the stated Board retainer fee in effect at time of retirement from the Company, in accordance with the following:

         1. Director eligibility occurs after 5 years service, or earlier if a change-of-control occurs.

         2. Retirement benefit is payable for number of years service on the Board.

         3. Director may elect an actuarially equivalent lower payment for a surviving spouse.

         4. Retirement benefit is reduced proportionately if a change-of-control occurs before 5 years of service as a Director.

         5. Mandatory retirement age for a Director is 72, but there is no minimum retirement age.

         6. Benefit payment to a Director begins upon retirement (voluntary or involuntary) but not before age 65, except in case of disability.

         7. A Director who is not renominated or re-elected is deemed to retire with Board consent.